                                   EXHIBIT 1

                 FORM OF DEALER MANAGER DISTRIBUTION AGREEMENT
                 BETWEEN WELLS REAL ESTATE FUND XII/XIII, L.P.
                     AND WELLS INVESTMENT SECURITIES, INC.

                     WELLS REAL ESTATE FUND XII/XIII, L.P.
                                     Up To
                                  $70,000,000
                     Units of Limited Partnership Interest
                               (7,000,000 Units)

                     Dealer Manager Distribution Agreement
                              _____________, 1998


Wells Investment Securities, Inc.
3885 Holcomb Bridge Road
Norcross, Georgia  30092

Ladies and Gentlemen:

  Wells Partners, L.P. ("Partners") and Leo F. Wells, III ("Wells"), as the general partners (the "General Partners") of Wells Real Estate Fund XII, L.P., a Georgia limited partnership, and Wells Real Estate Fund XIII, L.P., a Georgia limited partnership (each of which partnerships is referred to herein as the "Partnership"), propose that each Partnership issue and sell up to $35,000,000 aggregate principal amount of units of limited partnership interest ("Units") in the Partnership. Such Units are to be sold for cash for $10.00 each; the minimum purchase by any one person shall be 100 Units (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Partnership to you (the "Dealer Manager")). Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Partnership and the General Partners hereby agree with the Dealer Manager as follows:

  1.  Representations and Warranties of the Partnership
      -------------------------------------------------

  The Partnership represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit "A" (said dealers being hereinafter called the "Dealers") that:

  1.1 A registration statement with respect to the Partnership has been prepared by the Partnership in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated thereunder, covering the Units. Said registration statement, which includes a preliminary prospectus, was filed with the SEC on or about November 2, 1998. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement, are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus," except that if the Prospectus first filed by the Partnership pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).)

  1.2 The Partnership has been duly and validly organized and formed as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Georgia with the power and authority to conduct its business as described in the Prospectus.

  1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Partnership specifically for inclusion therein.

  1.4 The Partnership intends to use the funds received from the sale of the Units as set forth in the Prospectus.

  1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Partnership of this Agreement or the issuance and sale by the Partnership of the Units, except such as may be required under the Securities Act or applicable state securities laws.

  1.6 There are no actions, suits or proceedings pending or to the knowledge of the Partnership, threatened against the Partnership or its General Partners, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Partnership.

  1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Partnership will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Partnership, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

  1.8 The Partnership has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

  1.9 At the time of the issuance of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus, subject to the requirement that the limited partners do not participate in the management or control of the business of the Partnership.

  1.10 The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Partnership and Partners and the results of their respective operations as of the dates and for the periods therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the accountants who have certified certain of such financial statements are independent public accountants as required by the Securities Act and the Rules and Regulations.

  2.  Covenants of the Partnership
      ----------------------------

  The Partnership covenants and agrees with the Dealer Manager that:

  2.1 It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the

                                       2
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Dealer Manager may reasonably request. It will similarly furnish to the Dealer
Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Units of:
(a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Partnership and all appropriate regulatory agencies).

  2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Partnership to qualify the Units for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Partnership will furnish to the Dealer Manager a copy of such papers filed by the Partnership in connection with any such qualification.

  2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

  2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Partnership or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Partnership will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Partnership will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

  3.  Obligations and Compensation of Dealer Manager
      ----------------------------------------------

  3.1 Each Partnership hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 3,500,000 Units through Dealers, all of whom shall be members of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer Manager may also sell Units for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions. The Dealer Manager represents to the Partnership that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

  The Dealer Manager agrees to be bound by the terms of the Escrow Agreement executed as of October _____, 1998 by The Bank of New York, as escrow agent, the Dealer Manager and the Partnership, a copy of which is enclosed.

  3.2 Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Units for cash to the public in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager

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and the Dealers will suspend or terminate offering of the Units upon request of the Partnership at any time and will resume offering the Units upon subsequent request of the Partnership.

  3.3 Except as provided in the "Plan of Distribution" Section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Partnership agrees that it will pay to the Dealer Manager selling commissions in the amount of 7% of the gross proceeds of the Units sold plus a dealer manager fee in the amount of 2.5% of the gross proceeds of the Units sold. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until 125,000 Units have been sold by the Dealer Manager and its Dealers (the "Minimum Offering"), or in connection with commissions payable with respect to sales made to residents of the States of New York and Pennsylvania, until 250,000 Units (from all sources), have been sold. Until the Minimum Offering is obtained, investments will be held in escrow and, if the Minimum Offering is not obtained, will be returned to the investors in accordance with the Prospectus. The Partnership will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the General Partners the Partnership may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

  3.4 The Dealer Manager represents and warrants to the Partnership, its partners and each person and firm that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Partnership by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  3.5 The Dealer Manager represents and warrants to the Partnership that it will not represent or imply that the escrow holder, as identified in the Prospectus, has investigated the desirability or advisability of investment in the Partnership, or has approved, endorsed or passed upon the merits of the Units or the Partnership, nor will they use the name of said escrow holder in any manner whatsoever in connection with the offer or sale of the Units other than by acknowledgment that it has agreed to serve as escrow holder.

  4.  Indemnification
      ---------------

  4.1 The General Partners will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any blue sky application or other document executed by the Partnership or on its behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction or based upon written information furnished by the Partnership under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if

                                       4
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used prior to the effective date of the Registration Statement, or in the
Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership or Dealer Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Partnership will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.

  4.2 The Dealer Manager will indemnify and hold harmless the Partnership, the General Partners, the partners of Partners, each person or firm which has signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

  4.3 Each Dealer severally will indemnify and hold harmless the Partnership, Dealer Manager, the General Partners and each of their partners and such partners' directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each of their officers who has signed any of the Registration Statements and each person, if any, who controls the Partnership, the Dealer Manager and the General Partners within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Partnership, the Dealer Manager, the General Partners, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue

                                       5
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statement of a material fact contained (i) in the Registration Statement
(including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by such Dealer and will reimburse the Partnership, the Dealer Manager, the General Partners, any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

  4.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so as to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

  4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

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  4.6  The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Partnership, the Dealer Manager or the General Partners or any officer or director thereof, or by or on behalf of the Partnership, the Dealer Manager or the General Partners, (b) delivery of any Units and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

  5.  Survival of Provisions
      ----------------------

  The respective agreements, representations and warranties of the Partnership and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Partnership, its partners or any person controlling the Partnership, and (c) the acceptance of any payment for the Units.

  6.  Applicable Law
      --------------

  This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Georgia.

  7.  Counterparts
      ------------

  This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

  8.  Successors and Amendment
      ------------------------

  8.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the General Partners, the Partnership and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

  8.2 This Agreement may be amended by the written agreement of the Dealer Manager and the Partnership, and, as to Sections 3.3 and 10, the General Partners.

  9.  Term
      ----

  Any party to this Agreement shall have the right to terminate this Agreement on 60 days' written notice.

  10. Confirmation
      ------------

  The General Partners hereby agree and assume the duty to confirm on behalf of themselves and on behalf of dealers or brokers who sell the Units all orders for purchase of Units accepted by the General Partners. Such confirmations will comply with the rules of the SEC and the NASD, and will comply with applicable laws of such other jurisdictions to the extent the General Partners are advised of such laws in writing by the Dealer Manager.

  11.  Suitability of Investors
       ------------------------

  The Dealer Manager will offer Units, and in its agreements with Dealers will require that the Dealers offer Units, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Partnership and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, the Dealer Manager will, and in its agreements with Dealers the Dealer Manager will require that the Dealer comply with the provisions of Appendix "F" of the Rules of Fair Practice set forth in the NASD Manual, attached hereto as Attachment No. 1, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc.

  12.  Submission of Orders
       --------------------

  12.1 Those persons who purchase Units will be instructed by the Dealer Manager or the Dealer to make their checks payable to an escrow agent for the Partnership, whenever appropriate, or to the Partnership after the Minimum Offering has been achieved. The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.

  12.2 Where, pursuant to a Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to an escrow agent, where appropriate, or to the Partnership after the Minimum Offering has been achieved.

  12.3 Where, pursuant to a Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks in care of the Dealer Manager for deposit to an escrow agent, where appropriate, or to the Partnership after the Minimum Offering has been achieved.

  12.4 Where the Dealer Manager is involved in the distribution process, checks will be transmitted by the Dealer Manager for deposit to the escrow agent, where applicable, or to the Partnership after the Minimum Offering has been achieved, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. Checks of rejected subscribers will be promptly returned to such subscribers.

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

  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.


                                       Very truly yours,

                                       WELLS REAL ESTATE FUND XII, L.P.
                                                     and
                                       WELLS REAL ESTATE FUND XIII, L.P.

                                       By: /s/ Leo F. Wells, III
                                          ------------------------------------
                                               LEO F. WELLS, III
                                               General Partner


                                       By: WELLS PARTNERS, L.P.
                                           A Georgia Limited Partnership
                                           General Partner

                                           By: WELLS CAPITAL, INC.
                                               A Georgia Corporation
                                               General Partner


                                           By:  /s/ Leo F. Wells, III
                                               -------------------------------
                                                    Leo F. Wells, III
                                                    President

                                           Attest:
                                                  ----------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------
Accepted and agreed as of the
date first above written.

WELLS INVESTMENT SECURITIES, INC.


By: /s/ Leo F. Wells, III
    -----------------------------
        Leo F. Wells, III
        President


Attest:
       --------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                                  EXHIBIT "A"

                     WELLS REAL ESTATE FUND XII/XIII, L.P.
                                     Up To
                                  $70,000,000
                7,000,000 Units of Limited Partnership Interest
                                at $10.00 each

                           SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

  Wells Investment Securities, Inc., as the dealer manager ("Dealer Manager") for Wells Real Estate Fund XII, L.P. and Wells Real Estate Fund XIII, L.P. (each of which partnerships is referred to herein as the "Partnership"), Georgia limited partnerships of which Wells Partners, L.P. and Leo F. Wells, III serve as the general partners (the "General Partners"), invite you (the "Dealer") to participate in the distribution of units of limited partnership interest in the Partnership ("Units") subject to the following terms:

  I.  Dealer Manager Distribution Agreement

  The Dealer Manager has entered into an agreement with the Partnership and the General Partners called the Dealer Manager Distribution Agreement dated ______________, 1998, in the form attached hereto as Exhibit "A." By your acceptance of this Agreement, you will become one of the Dealers referred to in such Agreement between the Partnership, the General Partners and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Agreement, including the provisions of such Agreement (Section
4) wherein the Dealers severally agree to indemnify and hold harmless the Partnership and Dealer Manager and each officer and director thereof, and each person, if any, who controls the Partnership and Dealer Manager within the meaning of the Securities Act of 1933. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Distribution Agreement. The Units are offered solely through broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD").

  Dealer hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Partnership, and Dealer is not authorized to act for the Dealer Manager or the Partnership or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Partnership to supplement the Prospectus ("supplemental information").

  II.  Submission of Orders

  Those persons who purchase Units will be instructed by the Dealer to make their checks payable to NationsBank, N.A., as Escrow Agent for Wells Real Estate Fund XII [XIII]," where appropriate, or to the Partnership after the Minimum Offering has been achieved. Dealer hereby agrees to be bound by the terms of the Escrow Agreement executed as of _______________, 1998 by NationsBank, N.A., as escrow agent, the Dealer Manager and the Partnership, a copy of which is enclosed. Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the

Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:

     Where, pursuant to the Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to an escrow agent, where appropriate, or to the Partnership after the Minimum Offering has been achieved.

     Where, pursuant to the Dealer's internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to an escrow agent, where appropriate, or to the Partnership after the Minimum Offering has been achieved.

III.  Pricing

  Units shall be offered to the public at the offering price of $10.00 per Unit payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Partnership or Dealer Manager, a minimum initial purchase of 100 Units is required. Additional investments may be made in cash in minimal increments of at least 2.5 Units. The Units are nonassessable, and limited partners will not be required to contribute further sums to the capital of the Partnership. Dealer hereby agrees to place any order for the full purchase price.

  IV.  Dealers' Commissions

  Except for discounts described in or as provided in the "Plan of Distribution" Section of the Prospectus, the Dealer's selling commission applicable to the total public offering price of Units sold by Dealer which it is authorized to sell hereunder is 7% of the gross proceeds of Units sold by it and accepted and confirmed by the General Partners, which commission will be paid by the Dealer Manager. For these purposes, a "sale of Units" shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Partnership has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Partnership. The Dealer affirms that the Dealer Manager's liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith. In addition, as specified in the Prospectus, the Dealer Manager may reallow out of its dealer manager fee a marketing fee of up to 1.5% of the gross proceeds of Units sold by Dealers participating in the offering of Units, based on such factors as the number of Units sold by such participating Dealer, the assistance of such participating Dealer in marketing the offering of Units, and bona fide conference fees incurred.

  The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors' or sellers' commission received in the sale of securities similar to the Units, that Dealer's interest in the offering is limited to such commission from the Dealer Manager and Dealer's indemnity referred to in Section 4 of the Dealer Manager Distribution Agreement, that the Partnership is not liable or responsible for the direct payment of such commission to the Dealer.

  V.  Payment

  Payments of selling commissions will be made by the Dealer Manager (or by the Partnership as provided in the Dealer Manager Distribution Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Partnership.

  VI.  Right to Reject Orders or Cancel Sales

  All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the General Partners; the Partnership and the General Partners reserve the right to reject any order. Orders not accompanied by a Subscription Agreement and Signature Page and the required check in payment for the Units may be rejected. Issuance and delivery of the Units will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Partnership is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Units within 15 days of sale, the Partnership reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

  VII.  Prospectus and Supplemental Information

  Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Units except as set forth in the Prospectus and supplemental information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Units to an investor. The Dealer agrees that it will not send or give any supplements thereto and any amended Prospectus to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked "dealer only" or otherwise bearing a legend denoting that it is not to be used with respect to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Units any material or writing which relates to another partnership supplied to it by the Partnership or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the partnership to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Units any materials or writings which have not been previously approved by the Dealer Manager. Each Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Units for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Securities Exchange Act of 1934. On becoming a Dealer, and in offering and selling Units, Dealer agrees to comply with all the applicable requirements under the Securities Act of 1933, and the Securities Exchange Act of 1934, including, without limitation, the provisions of Rule 10b-6 and Rule 10b-7 and Rule 15c2-4 of the Securities and Exchange Commission.
Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer's proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Dealer's proportionate share of any expenses incurred in defending against any such claim, demand or liability.

  VIII.  License and Association Membership

  Dealer's acceptance of this Agreement constitutes a representation to the Partnership and Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Units under Federal and state securities laws and regulations and in all states where it offers or sells Units, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager also hereby agrees to abide by the Rules of Fair Practice of the NASD.

  IX.  Limitation of Offer

  Dealer will offer Units only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Partnership or Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, Dealer will comply with the provisions of Appendix F of the Rules of Fair Practice set forth in the NASD Manual, attached hereto as Attachment No. 1, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. Dealer will also undertake to comply with Sections 8, 24, 25 and 36 of Article III of the Rules of Fair Practice set forth in the NASD Manual.

  X.  Termination

  Dealer will suspend or terminate its offer and sale of Units upon the request of the Partnership or the Dealer Manager at any time and will resume its offer and sale of Units hereunder upon subsequent request of the Partnership or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

  This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Units after he has received such notice.

  XI.  Notice

  All notices will be in writing and will be duly given to the Dealer Manager when mailed to 3885 Holcomb Bridge Road, Norcross, Georgia 30092, and to Dealer when mailed to the address specified by Dealer herein.

  XII.  Attorney's Fees and Applicable Law

  In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Agreement shall be construed under the laws of the State of Georgia and shall take effect when signed by Dealer and countersigned by the Dealer Manager.


                                       THE DEALER MANAGER:

                                       WELLS INVESTMENT SECURITIES, INC.
Attest:

By:                                    By: /s/ Leo F. Wells, III
    ------------------------------         ----------------------------------
Name:                                          Leo F. Wells, III
      ----------------------------             President
Title:
       ---------------------------

  We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.


1.  Identity of Dealer:

Name:
     --------------------------------------------------------------------------
Type of
entity:
       ------------------------------------------------------------------------
       (to be completed by Dealer) (corporation, partnership or proprietorship)

Organized in the State of:
                          -----------------------------------------------------
                          (to be completed by Dealer)         (State)

Licensed as broker-dealer in the following
states:
       ------------------------------------------------------------------------
           (to be completed by Dealer)

Tax I.D. #
          ---------------------------------------------------------------------

2.  Person to receive notice pursuant to Section XI.

Name:
     --------------------------------------------------------------------------

Company:
        -----------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

City, State and Zip Code:
                         ------------------------------------------------------
Telephone No.:(     )
               ----- ----------------------------------------------------------

AGREED TO AND ACCEPTED BY THE DEALER:

-------------------------------------------
         (Dealer's Firm Name)

By:
   ----------------------------------------
               Signature

Title:
      -------------------------------------

                               ATTACHMENT NO. 1

                                 APPENDIX "F"
                                 ------------

Sec. 3

Suitability

   (a) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subsection (b) of this section.

   (b) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

       (1) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

           (i) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program;

           (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

           (iii) the program is otherwise suitable for the participant; and

       (2) maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.

   (c) Subsections 3(a) and 3(b) shall not apply to:

       (1) a secondary public offering of or a secondary market transaction in a unit, depositary receipt, or other interest in a direct participation program for which quotations are displayed on the NASDAQ System or which is listed on a registered national securities exchange, or

       (2) an initial public offering of a unit, depositary receipt or other interest in a direct participation program for which an application for inclusion on the NASDAQ System or listing on a registered national securities exchange has been approved by NASDAQ or such exchange and the applicant makes a good faith representation that it believes such inclusion on NASDAQ or listing on an exchange will occur within a reasonable period of time following the formation of the program.

   (d) Notwithstanding the provisions of subsections (a) and (b) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

Sec. 4

Disclosure

   (a) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

   (b) In determining the adequacy of disclosed facts pursuant to subsection (a) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

       (1)  items of compensation;

       (2)  physical properties;

       (3)  tax aspects;

       (4) financial stability and experience of the sponsor;

       (5) the program's conflicts and risk factors; and

       (6) appraisals and other pertinent reports.

   (c) For purposes of subsections (a) or (b) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

       (1) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

       (2) the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and

       (3) no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.

   (d) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of the investment; provided, however, that this subsection shall not apply to an initial or secondary public offering of or a secondary market transaction in a unit, depositary receipt or other interest in a direct participation program which complies with subsection 3(c).

                                       2